EXHIBIT (a)(4)

CA, INC.
OFFER TO EXCHANGE ELIGIBLE OPTIONS FOR NEW OPTIONS

WITHDRAWAL FORM

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M., EASTERN TIME,
ON DECEMBER 7, 2006 (THE “EXPIRATION DATE”)

UNLESS THE OFFER IS EXTENDED

You previously received (1) the Offer to Exchange, dated November 7, 2006 (the “Offer to Exchange”) and (2) your Letter of Transmittal. You signed and returned your Letter of Transmittal, in which you elected to accept CA’s offer to exchange your Eligible Option for a New Option. You should submit this Withdrawal Form only if you now wish to change that election and withdraw your acceptance of CA’s offer to exchange your Eligible Option for a New Option. Capitalized terms not defined herein shall have the meaning assigned to such terms in the Offer to Exchange.

To withdraw your acceptance of the Offer with respect to your Eligible Option, you must sign, date and submit this Withdrawal Form via facsimile to CA, Attn.: Equity Administration Group at facsimile number 631-342-2351 by 5:00 p.m. Eastern Time on the Expiration Date.

You should note that if you withdraw your acceptance of the Offer, your Eligible Option will not be cancelled in exchange for a New Option. We believe that you will be subject to adverse tax consequences under Section 409A and that we will be required to report and withhold accordingly; you will be solely responsible for such consequences. Your withdrawn Eligible Option will continue to be governed by the 1991 Stock Incentive Plan and by the existing stock option award agreement between you and CA evidencing that option.

You may change this withdrawal, and again elect to accept the Offer to exchange your Eligible Option for a New Option by submitting a new Letter of Transmittal via facsimile to CA, Attn.: Equity Administration Group at facsimile number 631-342-2351 by 5:00 p.m. Eastern Time on the Expiration Date.

Please check the box below:

   ☐ I wish to withdraw my election to accept the Offer with respect to my Eligible Option and instead decline the Offer. If I was a U.S. taxpayer in 2005, I understand that I will likely be subject to adverse tax consequences under Section 409A for which I will be solely responsible.

Please read the instructions on pages 2 and 3 of this Withdrawal Form and then complete, sign and date this Withdrawal Form and return the entire Withdrawal Form (including the instructions), no later than 5:00 p.m., Eastern Time, on the Expiration Date via facsimile to CA, Attn.: Equity Administration Group at facsimile number 631-342-2351.

Signature:

Name (Please print):

Date:

PMF KEY:

CA, INC.

INSTRUCTIONS TO THE WITHDRAWAL FORM
FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

1. Delivery of Withdrawal Form. A properly completed and executed original of this Withdrawal Form, must be received by CA at the facsimile number set forth on the signature page of this Withdrawal Form, by 5:00 p.m., Eastern Time, on the Expiration Date.

The delivery of all required documents, including the Withdrawal Form and any new Letter of Transmittal is at your risk. Delivery will be deemed made only when actually received by CA. We intend to confirm the receipt of your Withdrawal Form within two (2) U.S. business days. If you have not received such confirmation, it is your responsibility to ensure that your Withdrawal Form has been received by the Expiration Date. CA recommends that you retain a copy of the fax receipt.

The Withdrawal Form may only be submitted via facsimile. Submissions by any other means, including hand delivery, e-mail, interoffice mail or U.S. mail (or other postal service) are not permitted.

Although by submitting a Withdrawal Form you have withdrawn your acceptance of the Offer with respect to your Eligible Option, you may change your mind and re-elect to accept the Offer with respect to your Eligible Option until the expiration of the Offer. You should note that you may not rescind any withdrawal, and any acceptance of the Offer you withdraw will not thereafter be deemed to be subject to the Offer unless you properly re-submit your acceptance of the Offer with respect to your Eligible Option before the Expiration Date. If CA extends the Offer beyond the Expiration Date, you may re-submit your acceptance to exchange your Eligible Option for a New Option at any time until the extended expiration of the Offer. You will not be deemed to have made a proper acceptance of the Offer with respect to your Eligible Option unless you deliver, prior to the Expiration Date, a new Letter of Transmittal following the procedures described in the instructions to the Letter of Transmittal. This new Letter of Transmittal must be signed and dated after your original Letter of Transmittal and any Withdrawal Form you have submitted. Upon the receipt of such a new, properly filled out, signed and dated Letter of Transmittal, any previously submitted Letter of Transmittal or Withdrawal Form received by us prior to the Expiration Date will be disregarded and will be considered replaced in full by the new Letter of Transmittal. You will be bound by the last properly submitted Letter of Transmittal or Withdrawal Form received by us prior to the Expiration Date.

Although it is CA’s intent to send you confirmation of receipt of this withdrawal form, by signing this withdrawal form, you waive any right to receive any notice of the withdrawal of your acceptance of the Offer with respect to your Eligible Option.

2. Signatures on this Withdrawal Form. Except as otherwise provided in the next sentence, this Withdrawal Form must be signed by the optionee.  If this Withdrawal Form is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person should so indicate when signing, and proper evidence satisfactory to CA of the authority of such person so to act must be submitted with this Withdrawal Form.

3. Other Information on this Withdrawal Form. In addition to signing this Withdrawal Form, you must print your name (exactly as it appears on the Letter of Transmittal you previously submitted) and indicate the date on which you signed.

4. Requests for Assistance or Additional Copies. Any questions or requests for assistance, as well as requests for additional copies of the Offer document, the Letter of Transmittal or this Withdrawal Form should be directed to the Equity Administration Group at 631-342-2577. Copies will be furnished promptly at CA’s expense.

5. Irregularities. CA will determine, in its discretion, all questions as to the form of documents and the validity, form, eligibility (including time of receipt) and acceptance of any Withdrawal Forms. CA’s determination of such matters will be final and binding on all parties. CA reserves the right to reject any Withdrawal Forms that it determines are not in appropriate form or that it determines are unlawful to accept. CA also reserves the right to waive any of the conditions of the Offer or any defect or irregularly in any Withdrawal Form and CA’s interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties. No withdrawal of an Eligible Option will be deemed to have been properly made until all defects or irregularities have been cured by the withdrawing option holder or waived by CA. Neither CA nor any other person is obligated to give notice of any defects or irregularities in the Withdrawal Form and no person will incur any liability for failure to give any such notice.

6. Additional Documents to Read. You should be sure to read the Offer to Exchange and all documents referenced therein, before making any decisions regarding participation in, or withdrawal from, the Offer.

7. Important Tax Information. You should refer to Sections 2 and 14 of the Offer and the “Risks of Participation in the Offer” section of the Offer which contain important U.S. federal income tax information. We also recommend that you consult with your own tax advisors before deciding whether or not to participate in this Offer.

IMPORTANT: THE WITHDRAWAL FORM TOGETHER WITH ALL OTHER REQUIRED DOCUMENTS MUST BE RECEIVED BY CA, VIA FACSIMILE BY 5:00 P.M. ON THE EXPIRATION DATE (DECEMBER 7, 2006, unless extended).